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ZVLG2B                              DETACH HERE


                                      PROXY

                               VIALOG CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 23, 2001

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



     The undersigned hereby appoints Michael E. Savage and Richard E. Hamermesh and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held on Friday, March 23, 2001 at the Renaissance Bedford Hotel, located at 44 Middlesex Turnpike, Bedford, Massachusetts, at 10:00 a.m. local time, and at any and all adjournments thereof, as follows on the reverse side.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


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   SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
       SIDE                                                           SIDE
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ZVLG2A                             DETACH HERE


       Please mark
[X]    votes as in
      this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

                                                       FOR   AGAINST   ABSTAIN

1.   To consider and vote upon a proposal to           [_]     [_]       [_]
     approve and adopt the Agreement and Plan of Merger and Reorganization By and Among
     Vialog Corporation, Genesys S.A., and ABCD
     Merger Corp., dated as of October 1, 2000, and the merger described in the combined
     Vialog/Genesys Proxy Statement and Prospectus, as declared effective by the Securities and Exchange Commission.

2.   To transact any other business as may properly    [_]     [_]       [_]
     come before the special meeting or any
     adjournment or postponement of the special meeting, including any adjournments or postponements of the special meeting to solicit additional proxies to approve and adopt the Agreement and Plan of Merger and Reorganization and the merger.


     In their discretion, the proxies are authorized to vote on any other business that may properly come before the special meeting and any adjournment or postponement thereof.

 MARK HERE
FOR ADDRESS
 CHANGE AND
NOTE AT LEFT

    [_]

This proxy may be revoked at any time before it is voted by (i) filing with the Clerk of the Company at or before the special meeting a written notice of revocation bearing a later date than the proxy or (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Clerk of the Company at or before the special meeting. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

By signing below you acknowledge receipt from the Company, prior to the execution of this Proxy, of a Notice of the special meeting and a combined Vialog/Genesys Proxy Statement and Prospectus.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Signature:______________ Date:_________  Signature:______________ Date:_________